EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS FIRST QUARTER 2014 RESULTS

First quarter revenue increased 20.2% year-over-year to $31.1 million

AUSTIN, Texas, May 7, 2014 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the first quarter of 2014.
First Quarter 2014 Revenue Highlights

•	Total revenue for the quarter ended March 31, 2014 increased 20.2% to $31.1 million, compared to $25.8 million for the quarter ended March 31, 2013.

•	Revenue for the first quarter of 2014 from exclusive technology products grew 26.9% to $26.5 million, compared to $20.9 million for the first quarter of 2013.

•	Revenue in the United States increased 24.6% to $23.2 million in the quarter, compared to $18.6 million in the first quarter of 2013, and represented 74.6% of total revenue.

•	International revenue increased 9.0% during the first quarter of 2014 to $7.9 million, representing 25.4% of total revenue.
In the first quarter of 2014, LDR's revenue from exclusive technology products grew 26.9% to $26.5 million while revenue from traditional fusion products decreased 7.9% to $4.6 million. Revenue from sales of the Company's exclusive cervical products grew 34.0% in the first quarter of 2014 to $17.7 million, compared with $13.2 million in the first quarter of 2013, due principally to the growth of Mobi-C. Additionally, revenue from LDR's exclusive lumbar products in the first quarter increased 14.8% to $8.8 million compared with $7.7 million in the first quarter of 2013, led by revenue growth of the Avenue L lateral lumbar fusion interbody device. Along with growth in LDR’s non-fusion products led by Mobi-C, LDR’s VerteBRIDGE fusion products for both the cervical and lumbar lines continues to grow, in part, because surgeons who are trained to use Mobi-C can be introduced to the balance of LDR's exclusive technology product lines for use in surgical cases where fusion is appropriate.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “Our exclusive technology products grew at a strong rate again this quarter, aided by the availability of Mobi-C in the U.S. market, and higher revenues in both our cervical and lumbar product lines. We were very pleased that the American Medical Association granted a Category 1 CPT code for two-level cervical disc replacement, effective January 1, 2015. This is an important milestone for LDR as it will provide surgeons with certainty as to the payment rate for the two-level procedures they perform and will facilitate Mobi-C reimbursement. We are gratified by the strong interest among spine surgeons in education and training sessions for Mobi-C, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. We are continuing to train surgeons to use Mobi-C and are actively working with their hospitals to finalize the access and pricing necessary to conduct their initial cases. In the sales area, the availability of Mobi-C and its superiority claim has been quite attractive to independent sales agencies which otherwise do not have access to cervical disc replacement devices.”
Gross profit for the first quarter of 2014 was $25.8 million and gross margin was 83.1%, compared to a gross profit of $21.5 million and gross margin of 83.4% for the first quarter of 2013.

Net loss for the first quarter of 2014 totaled $3.5 million, or $0.15 per share, compared to a net loss of $1.9 million, or $0.41 per share, for the same quarter a year ago.
Adjusted EBITDA for the first quarter of 2014 was $(1.0) million compared to an adjusted EBITDA of $0.7 million for the first quarter of 2013.
Mr. Lavigne added, “Our exclusive technology products uniquely meet patient and surgeon needs and represent a significant sales opportunity in today’s spine marketplace. We are continuing to take full advantage of this opportunity through investments in surgeon training and education, our reimbursement and corporate organizations, and our sales and marketing infrastructure. We expect these investments will enhance LDR's growth profile and long-term competitive position.”
Balance Sheet and Liquidity
As of March 31, 2014, LDR had $49.8 million in cash and cash equivalents, $71.6 million in working capital and $23.2 million in debt.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its first quarter 2014 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR's website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 40465782. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR Holding's website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR's Risk Factors disclosure in its Annual Report on Form 10-K, filed on March 4, 2014, and in LDR's other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR's primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives.

LDR recently received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Management defines Adjusted EBITDA as operating income (loss) plus depreciation and amortization and stock-based compensation expense. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR's management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows. Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company's liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company's liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR's operating results and liquidity requirements. Management's definition and calculation of Adjusted EBITDA may differ from that of other companies.
Contacts:
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Bob Yedid
Managing Director
ICR, Inc.
(646) 277-1250
bob.yedid@icrinc.com

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2014	December 31, 2013
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$49,840	$56,678
Accounts receivable, net	22,325	22,193
Inventory, net	20,781	17,690
Other current assets	6,234	4,780
Prepaid expenses	1,454	1,593
Deferred tax asset, current	515	—
Total current assets	101,149	102,934
Property and equipment, net	13,071	12,695
Goodwill	6,621	6,621
Intangible assets, net	3,143	3,073
Restricted cash	2,000	2,000
Deferred tax assets	—	513
Other assets	152	157
Total assets	$126,136	$127,993
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,609	$1,763
Line of credit, net of discount	—	18,162
Accounts payable	9,932	8,128
Accrued expenses	17,034	16,324
Short-term financing	965	2,641
Deferred tax liabilities	—	540
Total current liabilities	29,540	47,558
Line of credit, net of discount	18,165	—
Long-term debt, net of discount and current portion	2,427	2,758
Deferred tax liabilities	623	—
Total liabilities	50,755	50,316
Commitments and contingencies
Stockholders' equity:
Common stock	24	24
Additional paid-in capital	162,467	161,216
Accumulated other comprehensive income	150	198
Accumulated deficit	(87,260)	(83,761)
Total stockholders' equity	75,381	77,677
Total liabilities and stockholders' equity	$126,136	$127,993

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$31,068	$25,842
Cost of goods sold	5,256	4,299
Gross profit	25,812	21,543
Operating expenses:
Research and development	3,394	2,329
Sales and marketing	18,915	15,254
General and administrative	6,522	4,238
Total operating expenses	28,831	21,821
Operating loss	(3,019)	(278)
Other operating income (expense):
Other income (expense)	(41)	461
Interest income	—	4
Interest expense	(282)	(1,002)
Accretion related to warrants and discounts on long-term debt	—	(507)
Change in fair value of common stock warrants	—	(277)
Total other income (expense), net	(323)	(1,321)
Loss before income taxes	(3,342)	(1,599)
Income tax expense	(157)	(288)
Net loss	(3,499)	(1,887)
Other comprehensive loss:
Foreign currency translation	(48)	(758)
Comprehensive loss	$(3,547)	$(2,645)
Net loss per common share:
Basic and diluted	$(0.15)	$(0.41)
Weighted average number of shares outstanding:
Basic and diluted	24,083,796	4,658,453

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(3,499)	$(1,887)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	202	12
Provision for excess and obsolete inventories	424	363
Depreciation and amortization	959	957
Stock-based compensation	1,040	66
Accretion related to warrants and discounts on long-term debt	6	507
Change in fair value of common stock warrants	—	277
Deferred income tax expense (benefit)	92	—
Loss on disposal of assets	105	3
Unrealized foreign currency loss (gains)	(53)	(500)
Changes in operating assets and liabilities:
Accounts receivable	(316)	(2,439)
Prepaid expenses and other current assets	(1,138)	(377)
Inventory	(3,523)	(639)
Other assets	3	29
Accounts payable	1,819	(1,944)
Accrued expenses	(679)	2,103
Other long-term liabilities	—	340
Net cash used in operating activities	(4,558)	(3,129)
Investing activities:
Proceeds from sale of property and equipment	—	23
Purchase of intangible assets	(179)	(94)
Purchase of property and equipment	(1,487)	(613)
Net cash used in investing activities	(1,666)	(684)
Financing activities:
Proceeds from Employee Stock Purchase Plan	1,354	—
Exercise of stock options	211	162
Payments on capital leases	(13)	(8)
Net proceeds (payments) on short-term financings	(1,652)	(9)
Payments on long-term debt	(470)	(468)
Net cash used in financing activities	(570)	(323)
Effect of exchange rate on cash	(44)	(32)
Net change in cash and cash equivalents	(6,838)	(4,168)
Cash and cash equivalents, beginning of period	56,678	19,135
Cash and cash equivalents, end of period	$49,840	$14,967

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF OPERATING LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating loss, as reported	$(3,019)	$(278)
Add back:
Depreciation and amortization	959	957
Stock-based compensation	1,040	66
Non-GAAP adjusted EBITDA	$(1,020)	$745
Non-GAAP adjusted EBITDA margin	(3.3)%	2.9%